Exhibit 99(a)(1)(E)

        OFFER TO PURCHASE FOR CASH
All of the outstanding Common Shares
of
INCO LIMITED
for
Cdn. $86.00 Per Common Share,
by
CVRD CANADA INC.
a wholly-owned indirect subsidiary of

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 8:00 P.M. (TORONTO TIME) ON
SEPTEMBER 28, 2006, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (THE "EXPIRY
TIME"). SEE SECTION 2 OF THE OFFER TO PURCHASE, "TIME FOR ACCEPTANCE".

August 14, 2006

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase (the "Offer to Purchase") and related offering circular (the "Circular", together with the Offer to Purchase, the "Offer and Circular") dated August 14, 2006 (which, together with the related letter of transmittal (the "Letter of Transmittal") and notice of guaranteed delivery (the "Notice of Guaranteed Delivery"), each as may be amended or supplemented from time to time, collectively constitute the "Offer") relating to the offer by CVRD Canada Inc. (the "Offeror"), a corporation existing under the laws of Canada and a wholly-owned indirect subsidiary of Companhia Vale do Rio Doce ("CVRD"), a corporation existing under the laws of Brazil, to purchase all of the issued and outstanding common shares of Inco Limited ("Inco"), a corporation existing under the laws of Canada, together with the associated rights (the "SRP Rights") issued and outstanding under the shareholder rights plan of Inco (together, the "Shares"), and including any Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time upon the conversion or exercise of any securities of Inco (other than SRP Rights) that are convertible into or exercisable for Shares, at a price of Cdn.$86.00 per Share.

        The Offer is subject to the terms and conditions set forth in the Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery. Capitalized terms used but not defined in this letter which are defined in the Offer and Circular relating to the Offer have the meanings given to them in the Offer and Circular.

        We (or our nominees) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions.

        We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

        Your attention is directed to the following:

  1.
  The offer price is Cdn.$86.00 per Share, upon the terms and subject to the conditions of the Offer.

  2.
  The Offer is being made for all issued and outstanding Shares.

  3.
  THE OFFER WILL EXPIRE AT 8:00 P.M. (TORONTO TIME), ON SEPTEMBER 28, 2006, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

  4.
  The Offer is conditional upon, among other things, there being validly deposited or tendered pursuant to the Offer and not withdrawn as at the Expiry Time that number of Shares which constitutes at least 66 2/3% of the Shares (calculated on a fully-diluted basis).

    See "Conditions of the Offer" in Section 4 of the Offer to Purchase for all of the conditions to the Offer. Furthermore, a detailed summary of the principal regulatory approvals required in connection with the Offer can be found under "Regulatory Matters" in Section 15 of the Circular.

  5.
  If you tender your Shares you will not be obligated to pay brokerage fees or commissions to the Dealer Managers, the Depositary, the U.S. Forwarding Agent or the Information Agent.

  6.
  The consideration payable to the Shareholders by the Offeror under the Offer will be reduced by applicable withholding taxes.

  7.
  Under no circumstances will interest accrue or be paid on the Offered Consideration by the Offeror or the Depositary to Persons who have deposited Shares under the Offer, regardless of any delay in making such payment.

        If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the final page hereof.

        Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiry Time.

        Payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after the timely receipt by the Depositary or the U.S. Forwarding Agent of: (i) the certificate or certificates representing the Shares; (ii) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with all required signature guarantees; and (iii) any other documents specified in the instructions set out in the Letter of Transmittal.

        If a Shareholder wishes to accept the Offer and either the certificate(s) representing the Shareholder's Shares are not immediately available or such Shareholder cannot deliver the certificate(s) and all other required documents to us so that we may forward them the Depositary at or before the Expiry Time, those Shares may nevertheless be deposited pursuant to the Offer in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, "Manner of Acceptance — Procedure for Guaranteed Delivery".

        Payment will also be made for Shares tendered and accepted for payment pursuant to the Offer if the Offer is accepted by following the procedures for book-entry transfer established by the Canadian Depositary for Securities Limited, provided that a book-entry confirmation through CDSX is received by the Depositary at its office in Toronto, Ontario, Canada prior to the Expiry Time, or by following the procedure for book-entry transfer established by The Depositary Trust Company, provided that a book-entry confirmation, together with an agent's message in respect thereof, or a properly completed and duly executed Letter of Transmittal and any other required documents, are received by the Depositary at its office in Toronto, Ontario, Canada prior to the Expiry Time.

        This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made or directed to, nor will deposits of Shares be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the Laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend this Offer to Shareholders in any such jurisdiction.

Instructions with Respect to the
Offer to Purchase for Cash
All of the outstanding Common Shares
of
INCO LIMITED
for
Cdn. $86.00 Per Common Share
by
CVRD CANADA INC.
a wholly-owned indirect subsidiary of

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase (the "Offer to Purchase") and related offering circular (the "Circular", together with the Offer to Purchase, the "Offer and Circular") dated August 14, 2006 (which, together with the related letter of transmittal (the "Letter of Transmittal") and notice of guaranteed delivery (the "Notice of Guaranteed Delivery"), each as may be amended or supplemented from time to time, collectively constitute the "Offer") relating to the offer by CVRD Canada Inc. (the "Offeror"), a corporation existing under the laws of Canada and a wholly-owned indirect subsidiary of Companhia Vale do Rio Doce ("CVRD"), a corporation existing under the laws of Brazil, to purchase all of the issued and outstanding common shares of Inco Limited ("Inco"), a corporation existing under the laws of Canada, together with the associated rights (the "SRP Rights") issued and outstanding under the shareholder rights plan of Inco (together, the "Shares"), and including any Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time upon the conversion or exercise of any securities of Inco (other than SRP Rights) that are convertible into or exercisable for Shares, at a price of Cdn.$86.00 per Share.

        This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and Circular and the related Letter of Transmittal.

        The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to the Depositary will be determined by the Offeror (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

Dated:                         , 2006

Number of Shares to Be Tendered:	Shares*

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Account Number:	Signature(s):
Dated: , 2006

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* Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.

Please return this form to the brokerage firm or other nominee maintaining your account.